Exhibit 10.7.10

FORM OF RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the Grant Date set forth on the signature page hereof, is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the entity whose name is set forth on the grantee section of the signature page hereof (the “Grantee”), as assignee of rights of the individual named on the signature page hereof (the “Director”) to receive compensation for his services as a director of the Company.

1.  Grant of Restricted Stock Units.  The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of the number of restricted stock units (the “Restricted Stock Units”) set forth on the signature page hereof.  This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the “Plan”), which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.  Vesting of Restricted Stock Units.

(a)  Vesting.  Except as otherwise provided in this Section 2, the Restriction Period applicable to the Restricted Stock Units shall lapse, if at all, on the first business day immediately preceding the date of the Company’s annual shareholder meeting in [        ] (the “Vesting Date”), subject to the Director’s continued services on the Board of the Company through such Vesting Date.

(b)  Termination of Services.

(i)  Death or Disability.  If the Director ceases to serve on the Board of the Company due to death or Disability prior to the Vesting Date, the Restriction Period shall lapse immediately upon such cessation with respect to all Restricted Stock Units.  Such Restricted Stock Units shall be settled as provided in Section 3.

(ii)  Any Other Reason.  If the Director ceases to serve on the Board of the Company (whether by the Director or the Company) for any reason other than death or Disability prior to the Vesting Date, all outstanding Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of the Director’s cessation.

(c)  Change in Control.

(i)  In the event of a Change in Control, the Restriction Period applicable to all outstanding Restricted Stock Units shall lapse immediately prior to such Change in Control and all such Restricted Stock Units shall be settled as set forth in Section 3.

(ii)  Notwithstanding Section 2(c)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Restricted Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Restricted Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

(d)  Committee Discretion.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3.  Settlement of Restricted Stock Units.  Subject to other applicable provisions of this Agreement, not later than 30 days after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue to the Grantee one share of Common Stock underlying each Restricted Stock Unit as to which the Restriction Period has lapsed, or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock.  Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with applicable law, this Agreement and any other agreement to which such shares are subject.  The Grantee’s settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

4.  Forfeiture.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Restriction Period, the Director engages in Wrongful Conduct (as defined herein), then any Restricted Stock Units for which the Restriction Period has not then lapsed shall automatically terminate and be canceled upon the date on which the Director first engaged in such Wrongful Conduct.  If the Director engages in Wrongful Conduct, the Company may require the Grantee to pay in cash any Restriction-Based Financial Gain the Grantee realized from the lapse of the Restriction Period applicable to all or a portion of the Restricted Stock Units with respect to which the Restriction Period lapsed within the Wrongful Conduct Period (as defined herein).  By entering into this Agreement, the Grantee hereby consents to and authorizes the Company and the

Subsidiaries to deduct from any amounts payable by such entities to the Grantee any amounts the Grantee owes to the Company under this Section 4 to the extent permitted by law.  This right of set-off is in addition to any other remedies the Company may have against the Director for the Director’s Wrongful Conduct.  The Grantee’s obligations under this Section 4 shall be cumulative (but not duplicative) of any similar obligations the Director has under the Plan, this Agreement, any Company policy, standard or code, or any other agreement with the Company or any Subsidiary.

For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Wrongful Conduct” means the breach or violation by the Director of the Company’s Standards of Business Conduct, Corporate Governance Guidelines or Directors’ Code of Business Conduct and Ethics (each as amended from time to time, and including any successor or replacement policy or standard).

For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Wrongful Conduct Period” means the twelve-month period ending on the date of the Participant’s Wrongful Conduct (or such other period as determined by the Committee).

5.  Issuance of Shares.

(a)  Notwithstanding any other provision of this Agreement, the Grantee may not sell the shares of Common Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such shares must also comply with other applicable laws and regulations governing the Common Stock and Grantee may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

(b)  The shares of Common Stock issued in settlement of the Restricted Stock Units shall be registered in the Grantee’s name (or in the name of such other persons or entities provided by the Grantee and approved by the Committee or Board).  In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form.  The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.  If delivered in certificated form, the Company may deliver a share certificate to the Grantee, or deliver shares electronically or in certificated form to the Grantee’s designated broker on the Grantee’s behalf.

(c)  The grant of the Restricted Stock Units and issuance of shares of Common Stock upon settlement of the Restricted Stock Units will be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Restricted Stock Units, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(d)  The Company will not be required to issue fractional shares of Common Stock upon settlement of the Restricted Stock Units.

(e)  The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation.

6.  Grantee’s Rights with Respect to the Restricted Stock Units.

(a)  Restrictions on Transferability.  The Restricted Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than with the consent of the Company (or to such other persons or entities as provided under Section 11.1 of the Plan and approved by the Committee or Board); provided that any such permitted transferee shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such permitted transferee were the Grantee.  Any attempt by the Grantee, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 6(a), shall be void and of no effect.  The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

(b)  No Rights as Stockholder.  The Grantee shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to the Grantee in respect thereof.

7.  Adjustment in Capitalization.  In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of any Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of the number and kind of shares of Common Stock or other equity interests underlying the Restricted Stock Units.  In addition, the Committee may make provisions for a cash payment to the Grantee or a person who has an outstanding Award in such event.  The number of shares of Common Stock or other equity interests underlying the Restricted Stock Units shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with section 162(m) of the Code to the extent the Restricted Stock Units are subject to such section of the Code and shall not result in adverse tax consequences to the Director or Grantee under section 409A of the Code.

8.  Miscellaneous.

(a)  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party.

(c)  No Right to Continued Service on the Board.  Nothing in the Plan or this Agreement shall confer upon the Director any right to continue serving on the Board of the Company.  This Agreement is not to be construed as a contract of service relationship between the Company and Director.  Nothing in the Plan or this Agreement shall confer on the Director or Grantee the right to receive any future Awards under the Plan.  For purposes of determining the status of Director’s position on the Board of the “Company” under this Agreement, such term shall include the Company and, to the extent applicable, its Subsidiaries.

(d)  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the other:

If to the Company, to it at:

Hertz Global Holdings, Inc.

c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey  07656

Attention: General Counsel

Fax: (201) 594-3122

If to the Grantee, to the Grantee at its most recent address as shown on the books and records of the Company.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)  Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Restricted Stock Units as determined in the discretion of the Committee, except as provided in the Plan, or in any other written document signed by the Grantee and the Company.  This Agreement may not be amended, modified or supplemented orally.

(f)  Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(g)  Tax Withholding.  The Company or one of its Subsidiaries may require the Grantee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting or settlement of the Restricted Stock Units.

(h)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(i)  Limitation on Rights; No Right to Future Grants.  By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Grantee acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; and (d) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(j)  Data Privacy.  The Grantee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Grantee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(k)  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company web site or other electronic delivery.

(l)  Compensation Recovery Policy.  Without limiting any other provision of this Agreement, the Restricted Stock Units granted hereunder shall be subject to such compensation recovery policies of the Company as are in effect from time to time with the respect to the Director.

(m)  Company Rights.  The existence of the Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(n)  Severability.  If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.   Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

(o)  Further Assurances.  The Grantee agrees to use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Grantee’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(p)  Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(q)  Counterparts.  This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the        day of                (the “Grant Date”).

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

GRANTEE

«Name»

By:

Address of Grantee:

«Address»

Restricted Stock Units granted hereby: